AMENDMENT TO EQUITY PURCHASE AGREEMENT

AMENDMENT (this “Amendment”), dated as of January 5, 2018, to that certain Equity Purchase Agreement, dated as of August 14, 2017 (as amended from time to time, the “Purchase Agreement”), by and among The Players Network, a Nevada corporation (the “Company”) and Kodiak Capital Group, LLC, a Delaware limited liability company (“Investor”).

W I T N E S S E T H:

WHEREAS, the Company has requested that Investor amend the definition of “Minimum Purchase Price” under the Purchase Agreement, and Investor is willing to do so.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms.

All capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

2. Amendment to the Purchase Agreement.

The definition of ““Minimum Purchase Price” as set forth in Section 1.1 of the Purchase Agreement is hereby amended and restated as follows:

“Minimum Purchase Price” shall mean $0.14.

3. General.

(a) No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Purchase Agreement and the other Transaction Documents are and shall remain in full force and effect.

(b) Governing Law; Counterparts. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Nevada. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE PLAYERS NETWORK

By:
Name:	Mark Bradley
Title:	Chief Executive Officer

KODIAK CAPITAL GROUP, LLC

By:
Name:	Ryan Hodson
Title:	Managing Member

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